EXHIBIT 23.2






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on this Form S-1 of our reports dated December 17, 1997 and February 7, 1997 on our audits of the consolidated financial statements and financial statement schedules, respectively, of CompX International Inc. We also consent to the reference to our firm under the caption "Experts."



                                   COOPERS & LYBRAND L.L.P.


Dallas, Texas
December 17, 1997